                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  August 19, 2003


                                   DeVRY INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


          DELAWARE                  012751                  36-3150143
--------------------------------------------------------------------------
(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)           Identification No.)


             ONE TOWER LANE, OAKBROOK TERRACE, IL           60181
--------------------------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code       (630)571-7700











Total number of pages: 11

                                   DEVRY INC.
                                FORM 8-K INDEX


                                                         Page No.

Item 9 - Regulation FD Disclosure                         3-10


Signatures                                                11

Item 9 -Regulation FD Disclosure
--------------------------------
On August 19, 2003, DeVry Inc. issued a press release and other financial information. The full text of that press release and the other financial information is as follows:



Contacts:						For Immediate Release
Joan Bates
Investor Relations
630-574-1949

Jonelle Niffenegger
Media Relations
630-706-3212

DeVry Inc. Reports Fiscal 2003 Fourth-Quarter, Year-End Results and Summer Term Enrollment

OAKBROOK TERRACE, Ill., August 19, 2003 -- DeVry Inc. (NYSE: DV), an international higher education company, today reported financial results for the fourth quarter and year-end of fiscal 2003, and student enrollment for the summer term.

Financial Results
-----------------
Revenues for the full year ended June 30, 2003, were $679.6 million, an increase of 4.9 percent compared with $648.1 million in the prior year. Fourth quarter revenues were $174.4 million, an increase of 7.6 percent compared with $162.0 million in the same quarter last year.

Net income for the year was $61.1 million or $0.87 per share
(diluted), a decline of 8.8 percent compared with $67.1 million or $0.95 per share (diluted) for fiscal year 2002. Full year net income includes certain non-recurring income tax benefits totaling $8.1 million or approximately $0.12 per share recognized in the second quarter. Net income for the fourth quarter was $12.1 million, or $0.17 per share, down 25.0 percent compared with $16.2 million, or $0.23 per share in the year ago period. Included in fourth quarter financial results are pretax charges of approximately $2.6 million related to workforce reductions in both eastern Canada and the United States.

Dennis J. Keller, chairman and co-chief executive officer, said, "Earnings in the fourth quarter were also affected by previous shortfalls in undergraduate campus-based enrollment at DeVry University and, especially, the underperformance of our Canadian operations. We continued to adjust our cost base to reflect the smaller student population and as a result incurred staff severance expenses during the period."

                                  -more-

During the fourth quarter, DeVry completed the acquisition of Ross University, which provides Doctor of Medicine and Doctor of Veterinary Medicine degree programs. Ronald L. Taylor, president and co-chief executive officer, said, "We are extremely pleased with the integration of Ross University into DeVry and believe that the opportunities in this market segment are very attractive. We particularly look forward to exploring the synergies between Ross, DeVry University and Becker Conviser Professional Review."

Summer Enrollment
-----------------
DeVry University announced today that new undergraduate student enrollment for the 2003 summer term increased by 2.5 percent to 10,607, compared with 10,345 in the previous year. This increase compares to a 3.6 percent decline in new students in the 2003 spring term. New undergraduate students at the company's U.S. campuses increased 4.5 percent to 10,252 compared with 9,806 in the prior year.

The total number of enrolled undergraduate students was 41,075, a decline of 5.2 percent compared with 43,342 a year ago. This compares to a decline of 6.0 percent in total enrollments for the 2003 spring term.

At DeVry University's Keller Graduate School of Management, the number of coursetakers for the 2003 July term increased 15.5 percent to 9,483 compared with 8,209 in the June term last year. The total number of students enrolled at Ross University for the term beginning in May was 2,852 compared to 2,552 last year, an increase of 11.8 percent.

 "We are pleased to see strong student interest in our business degree programs, both at DeVry University Centers and online, and the beginnings of renewed interest in technology programs. In addition, solid enrollment results in the May term at Ross University reflect improved marketing efforts, which capitalize on its strong brand equity," Taylor said. "In light of the growing demand for both medical doctors and veterinarians, we plan to expand capacity at these campuses to meet this market need."

In fiscal 2003, new DeVry University Centers were opened in Plano,
Texas; Valley Forge, Pa.; and the Cobb-Galleria area of Atlanta. New campuses were opened in Philadelphia; Miramar, Fla.; and Denver. A new center offering graduate degree programs opened in Manhattan in April. The Company expects to open six to eight new DeVry University Centers in fiscal 2004 in addition to its Houston campus, which will open in November. DeVry University currently operates 66 locations, including 25 campuses, 40 centers and DeVry University online.

                                  -more-

DeVry Inc. will hold a conference call to discuss these results on August 19, 2003, at 4:30 p.m. eastern time. For those who wish to participate, please dial 800-901-5218 (domestic) or 617-786-4511
(international). Investors may also participate by live web cast by visiting www.investor.devry.com. A telephone replay of the earnings call will be available until August 29, 2003 by dialing 888-286-8010 (domestic) or 617-801-6888 (international), conference code 31649171.

DeVry Inc. (NYSE: DV) is the holding company for DeVry University,
Ross University and Becker Conviser Professional Review. DeVry University offers associate, bachelor's and master's degree programs in technology, business and management. Ross University is focused exclusively on professional medical and veterinary education awarding both doctor of medicine and doctor of veterinary medicine degrees. Becker Conviser Professional Review is a leading provider of preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainty that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

DeVry Inc.

Fourth Quarter Ended June 30:
----------------------------


                                Fiscal Year     Fiscal Year
                                   2003            2002
                                ---------------------------

Revenues                       $174,395,000    $162,013,000
Net Income                       12,149,000      16,191,000

Earnings Per Common Share
     Basic                            $0.17           $0.23
     Diluted                          $0.17           $0.23

Number of Common Shares
     Basic                       69,986,000      69,894,000
     Diluted                     70,548,000      70,517,000



Fiscal Year Ended June 30:
-------------------------

                                Fiscal Year     Fiscal Year
                                   2003            2002
                                ---------------------------

Revenues                       $679,579,000    $648,134,000
Net Income                       61,148,000      67,055,000

Earnings Per Common Share
     Basic                            $0.87           $0.96
     Diluted                          $0.87           $0.95

Number of Common Shares
     Basic                       69,942,000      69,830,000
     Diluted                     70,336,000      70,594,000


June 30:
-------
Actual Shares Outstanding        70,021,500      69,898,500


                               DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


                                                          June 30,
                                                     2003        2002
                                                   ---------   ---------
ASSETS:

   Current Assets:

      Cash and Cash Equivalents                    $108,699    $ 59,685
      Restricted Cash                                14,052      19,264
      Accounts Receivable, Net                       24,275      26,054
      Inventories                                     4,315       4,907
      Deferred Income Taxes                          12,813       5,448
      Prepaid Expenses and Other                      5,533       2,469
                                                    -------     -------
         Total Current Assets                       169,687     117,827
                                                    -------     -------
   Land, Buildings and Equipment:

      Land                                           59,888      58,928
      Buildings                                     188,320     174,344
      Equipment                                     207,405     173,115
      Construction In Progress                       12,662       1,626
                                                    -------     -------
                                                    468,275     408,013

      Accumulated Depreciation                     (182,921)   (150,386)
                                                    -------     -------
         Land, Buildings and Equipment, Net         285,354     257,627
                                                    -------     -------
   Other Assets:

      Intangible Assets, Net                        103,330      35,692
      Goodwill                                      280,979      42,391
      Deferred Income Taxes                               -       1,801
      Perkins Program Fund, Net                      11,291      10,180
      Other Assets                                    6,003       2,110
                                                    -------     -------
         Total Other Assets                         401,603      92,174
                                                    -------     -------
   TOTAL ASSETS                                    $856,644    $467,628
                                                    =======     =======





                               DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


                                                          June 30,
                                                     2003        2002
                                                   ---------   ---------
LIABILITIES:

   Current Liabilities:

      Accounts Payable                             $ 34,094    $ 36,284
      Accrued Salaries, Wages and Benefits           30,791      27,595
      Accrued Expenses                               31,767      11,643
      Advance Tuition Payments                       10,568      15,883
      Deferred Tuition Revenue                       16,291      12,287
                                                    -------     -------
         Total Current Liabilities                  123,511     103,692
                                                    -------     -------
   Other Liabilities:

      Revolving Loan                                165,000           -
      Senior Debt                                   125,000           -
      Deferred Income Taxes                          13,049           -
      Deferred Rent and Other                        14,417      10,390
                                                    -------     -------
         Total Other Liabilities                    317,466      10,390
                                                    -------     -------
   TOTAL LIABILITIES                                440,977     114,082
                                                    -------     -------
COMMITMENTS & CONTINGENCIES

SHAREHOLDERS' EQUITY:

   Common Stock, $0.01 Par Value, 200,000,000
      Shares Authorized,70,021,513 and
      69,898,540 shares Outstanding
      at June 30, 2003 and 2002, Respectively           701         700
   Additional Paid-in Capital                        67,288      66,345
   Retained Earnings                                346,975     285,827
   Accumulated Other Comprehensive Income               703         674
                                                    -------     -------
   TOTAL SHAREHOLDERS' EQUITY                       415,667     353,546
                                                    -------     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $856,644    $467,628
                                                    =======     =======





                               DEVRY INC.
                  CONSOLIDATED  STATEMENTS  OF  INCOME
           (Dollars in Thousands Except for Per Share Amounts)


                                               For The Year Ended
                                                    June 30,
                                        --------------------------------
                                          2003        2002        2001
                                        --------    --------    --------
REVENUES:

   Tuition                             $628,326    $600,400    $523,995
   Other Educational                     50,810      47,181      43,012
   Interest                                 443         553       1,170
                                        -------     -------     -------
      Total Revenues                    679,579     648,134     568,177
                                        -------     -------     -------
COSTS AND EXPENSES:

   Cost of Educational Services         366,075     347,986     304,532
   Student Services and
    Administrative Expense              225,767     188,712     167,330
   Interest Expense                       1,280         807         400
                                        -------     -------     -------
      Total Costs and Expenses          593,122     537,505     472,262
                                        -------     -------     -------
Income Before Income Taxes               86,457     110,629      95,915

Income Tax Provision                     33,459      43,574      38,139
Non-recurring Tax Benefits               (8,150)          -           -
                                        -------     -------     -------
NET INCOME                             $ 61,148    $ 67,055    $ 57,776
                                        =======     =======     =======

EARNINGS PER COMMON SHARE
      Basic                               $0.87       $0.96       $0.83
                                        =======     =======     =======
      Diluted                             $0.87       $0.95       $0.82
                                        =======     =======     =======


                                DEVRY INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Dollars in Thousands)


                                                  For The Year Ended June 30,
                                                    2003      2002     2001
                                                  --------- -------- --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                      $ 61,148 $ 67,055 $ 57,776
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:

     Depreciation                                   37,758   32,725   28,132
     Amortization                                    2,574      811    3,904
     Provision for Refunds and
      Uncollectible Accounts                        34,501   34,249   29,663
     Deferred Income Taxes                           6,882    2,630   (4,321)
     Loss on Disposals and Adjustments to Land,
      Buildings and Equipment                          263      188      137
     Changes in Assets and Liabilities, Net of
       Effects from Acquisitions of Businesses:
         Restricted Cash                             6,206    1,220   (1,089)
         Accounts Receivable                       (23,633) (34,525) (29,719)
         Inventories                                   592       (8)   1,492
         Prepaid Expenses And Other                 (1,012)     677   (1,687)
         Perkins Program Fund Contribution
          and Other                                 (1,114)     193   (2,374)
         Accounts Payable                           (4,074)   1,711    2,746
         Accrued Salaries, Wages,
          Expenses and Benefits                      2,061    5,363    3,405
         Advance Tuition Payments                   (6,997)   1,704   (1,328)
         Deferred Tuition Revenue                  (16,904)   1,330      862
                                                   -------  -------   ------
  NET CASH PROVIDED BY OPERATING ACTIVITIES         98,251  115,323   87,599
                                                   -------  -------   ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                             (43,762) (85,873) (76,933)
  Payments for Purchases of Businesses, Net
     of Cash Acquired                             (295,908)       -   (8,572)
                                                   -------   ------   ------
  NET CASH USED IN INVESTING ACTIVITIES           (339,670) (85,873) (85,505)
                                                   -------   ------   ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Exercise of Stock Options              404    1,068      982
  Proceeds from Revolving Credit Facility          165,000   55,000   24,000
  Repayments Under Revolving Credit Facility             -  (55,000) (24,000)
  Proceeds from Senior Note Issuance               125,000        -        -
                                                   -------   ------   ------

  NET CASH PROVIDED BY FINANCING ACTIVITIES        290,404    1,068      982

Effects of Exchange Rate Differences                    29      (46)     286
                                                   -------   ------   ------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                       49,014   30,472    3,362

Cash and Cash Equivalents at Beginning
 of Year                                            59,685   29,213   25,851
                                                   -------   ------   ------
Cash and Cash Equivalents at End of Year          $108,699 $ 59,685  $29,213
                                                   =======   ======   ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest Paid During the Year                       $662     $807     $324
  Income Taxes Paid During the Year, Net            17,373   42,486   38,859


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 DEVRY INC.
                                                 ----------
                                                (REGISTRANT)



Date: August 19, 2003                           /s/Dennis J. Keller
                                                -------------------
                                                Dennis J. Keller
                                                Chairman




Date: August 19, 2003                           /s/Norman M. Levine
                                                --------------------
                                                Norman M. Levine
                                                Senior Vice President and
                                                Chief Financial Officer